SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 1, 2007 (May 7, 2007)

ENTERPRISE BANCORP, INC.

(exact name of registrant as specified in charter)

Massachusetts	0-21021	04-3308902
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

222 Merrimack Street
Lowell, Massachusetts	01852
(address of principal executive offices)	(Zip Code)

(978) 459-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.       Amendments to Articles of Incorporation or Bylaws

On May 1, 2007, in accordance with authority granted under the Company’s articles of organization and by-laws, and pursuant to applicable Massachusetts law, the Company’s Board of Directors voted to amend the Company’s Amended and Restated By-laws, which became effective upon the Board’s adoption of such vote. The purpose of this amendment is to provide the Board of Directors with greater flexibility in setting the time for its regular meeting coinciding with the annual meeting of the Company’s stockholders, at which the Board appoints the Company’s officers for the upcoming year. A copy of the Company’s Amended and Restated By-laws, as approved and adopted by the Board of Directors on May 1, 2007, which is marked to show the specific changes to Section 9 of Article III and Section 2 of Article IV of such Amended and Restated By-laws as they were in effect immediately prior to the amendment thereof by the Board on May 1, 2007, is included as Exhibit 3.2 to this report.

Item 9.01.       Financial Statements and Exhibits

(a)          Not applicable

(b)         Not applicable

(c)          The following exhibits are included with this report:

Exhibit 3.2	Amended and Restated By-laws of Enterprise Bancorp, Inc. as approved by Board of Directors on May 1, 2007 (marked to show changes to prior version of Amended and Restated By-laws)

[Remainder of Page Intentionally Blank]

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE BANCORP, INC.
Date: May 7, 2007	By:	/s/ JAMES A. MARCOTTE
James A. Marcotte
Executive Vice President, Treasurer and Chief
Financial Officer